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                                                                   EXHIBIT 10.16

                       MANUFACTURING AND SUPPLY AGREEMENT

     This Manufacturing and Supply Agreement (the "Agreement") is entered into as of February 23, 2000 (the "Effective Date"), between RITA Medical Systems, Inc. ("RITA") and Apical Instruments, Inc. ("Apical").

                                   BACKGROUND
                                   ----------

     Apical has already developed on behalf of RITA the Model 1500 150 Watt Generator (the "RF Generator(s)"). RITA and Apical wish to have Apical manufacture the RF Generators and to sell such products exclusively to RITA. This Agreement sets forth the terms and conditions of the manufacture and supply of RF Generators.

                              TERMS AND CONDITIONS
                              --------------------

     RITA and Apical, therefore, agree as follows:

1.   Manufacture and Supply
     ----------------------

     1.1 Manufacture and Supply. Apical agrees to manufacture the RF Generators (i) in accordance with GMP and ISO standards and (ii) to meet the Product Specifications for these RF Generators as referenced in purchase orders which RITA may issue from time to time based on written quotations from Apical (the "Purchase Order(s)").

     1.2 RITA's Right to Manufacture. RITA or its designee shall have the right to manufacture the RF Generators at any time. Should there be a need for technical assistance or documentation support, Apical will provide it at RITA's expense at Apical standard rates then in effect. In addition, Apical grants RITA or its designee a non-exclusive worldwide license, with the right to sublicense, to all intellectual property (including patents and know-how) that Apical owns or has license rights to, necessary to make, have made, use and sell the RF Generators.

2.   Inspections
     -----------

     2.1 Manufacturing Compliance. Apical shall immediately notify RITA if an authorized agent of the FDA or other agency visits Apical's manufacturing facility for the purposes of inspecting the manufacturing and testing of RF Generators.

     2.2 Inspections by RITA. Representatives from RITA shall be permitted access, at reasonable times during Apical's normal business hours and upon reasonable advance notice to Apical, to visit, in the company of a Apical representative, the manufacturing and/or packaging facility or facilities where the RF Generators will be or are being manufactured and/or packaged for the purposes of auditing Apical's processes to ensure that the RF Generators are being manufactured, packaged, stored and handled in accordance with the Product Specifications, GMP and applicable laws, rules and regulations.

     2.3 Inspection by Regulatory Agencies. Duly authorized representative(s) from the FDA or other applicable regulatory agencies shall be permitted access, at reasonable times
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during Apical's normal business hours, to visit, in the company of a Apical representative, the manufacturing and/or packaging facility or facilities where the RF Generators will be or are being manufactured and/or packaged for the purposes of auditing Apical's processes to ensure that the RF Generators are being manufactured, packaged, stored and handled in accordance with the Product Specifications, GMP and applicable laws, rules and regulations. Apical shall, at its own expense, promptly respond to all inquiries and questions resulting from such visits and inspections and, at its own expense, promptly correct any deficiencies reported as a result of such inspections.

3.   Product Recalls
     ---------------

     In the event (a) any governmental entity issues a request, directive or order that a RF Generator be recalled, (b) a court of competent jurisdiction orders such a recall, (c) Apical reasonably determines after consultation with RITA that a RF Generator should be recalled because the RF Generator does not conform to the related Product Specifications at the time of shipment by Apical or (d) RITA reasonably determines that a RF Generator should be recalled for any reason, the parties shall take all appropriate corrective actions. In the event that such recall results from the breach by Apical of its warranties under this Agreement, defective manufacture by Apical or other actions of Apical, Apical shall be responsible for the expense to repair, rectify and or upgrade the recalled RF Generators in order to comply with RITA's product requirements. In the event the recall results from the actions of RITA (not including the recall order), RITA shall be responsible for the expenses associated with notification and destruction or return of the recalled RF Generator, and any costs associated with the distribution of replacement RF Generators.

4.   Additional Obligations of the Parties
     -------------------------------------

     4.1  Apical Obligations.  During the term of this Agreement, Apical will:

          4.1.1 At its own expense, promptly respond to all reasonable inquires from RITA pertaining to the supply of RF Generators;

          4.1.2 Without limitation on any other provision of this Agreement, use reasonable efforts at all times to minimize RF Generator delivery time;

          4.1.3 At its own cost, obtain and maintain any Federal and applicable state and local licenses and permits with respect to the manufacture of the RF Generators;

          4.1.4 Promptly notify RITA of any comments, responses or notices received from the FDA, or other applicable regulatory authorities, which relate to or may impact the RF Generators or their manufacture;

          4.1.5 Provide ongoing technical product and process support with respect to the RF Generators at Apical standard rates then in effect;

          4.1.6 At its own expenses, promptly respond to all reasonable inquires from RITA pertaining to RF Generator complaints.

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          4.1.7  Not sell the RF Generator to any other entity or person without
RITA's prior written consent.

5.   Warranties
     ----------

     5.1 Conformity with Specifications. Apical warrants that all RF Generators sold and delivered pursuant to this Agreement will have been manufactured, packaged and stored in accordance with the Product Specifications as referenced in RITA's Purchase Orders. Any changes to the Specifications have to be approved in writing by both parties and will become the Specifications to be conformed to from the approval date onwards. Changes in Specifications may result in changes to delivery dates and additional fees.

     5.2 Conformity with Regulations and GMP. Apical warrants that all RF Generators sold and shipped pursuant to this Agreement shall have been manufactured, packaged and stored by Apical in compliance with all applicable laws and governmental regulations and applicable GMP and ISO standards in effect at the time of shipment.

     5.3 Intellectual Property. Apical warrants that it owns or has rights to all intellectual property necessary to manufacture, supply and sell the RF Generators including the right to grant RITA the manufacturing rights set forth in Section 1.2. Except for intellectual property where RITA is the licensee, to the best of Apical's knowledge, the manufacture, supply and sale of the RF Generators by Apical or RITA does not infringe the intellectual property or contract rights of any third party.

6.   Term and Termination
     --------------------

     6.1 Termination. This Agreement may be terminated upon the occurrence of any of the following events:

          6.1.1 Notice by either party to the other party in the event of the other party's material breach of its obligations under this Agreement, which breach continues unremedied for thirty (30) days after notice of such breach is provided to the breaching party.

          6.1.2 Notice by either party to the other upon the insolvency or bankruptcy of the other party.

     6.2  Survival.  Termination of this Agreement by one party pursuant to this
Section 6 shall not relieve the other party of its obligations or liability for breaches of this Agreement incurred prior to or in connection with such termination. The following sections shall survive any termination of this
Agreement: Section 3 ("Product Recalls"), Section 5 ("Warranties"), and Section 7 ("Additional Provisions").

7.   Additional Provisions
     ---------------------

     7.1 Notices. Any notices permitted or required by this Agreement shall be sent by telex or telecopy or by delivery service, certified or registered mail and shall be effective the date received if sent by telex, telecopy or delivery service or three (3) days after deposit in the U.S.

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mail, if sent by certified or registered mail. Notices shall be addressed as follows or to such other address as may be designated by a party in writing:

     If to Apical:

     Apical Instruments, Inc.
     2629A Terminal Blvd.
     Mountain View, CA 94043
     Attn:  Bruno Strul

     If to RITA:

     RITA Medical Systems, Inc.
     967 N. Shoreline Blvd.
     Mountain View, CA 94043
     Attn:  Barry Cheskin
     Phone: (650) 390-8500
     Fax:   (650) 390-8505

     7.2 Entire Agreement. The parties hereto acknowledge that this document sets forth the entire agreement and understanding of the parties and supersedes all prior written or oral agreements or understandings with respect to the subject matter hereof, including but not limited to that certain Development, Manufacturing and Supply Agreement between RITA and Apical entered into as of April 8, 1998. No modification of any of the terms of this Agreement, or any amendments thereto, shall be deemed to be valid unless in writing and signed by the parties. No course of dealing or usage of trade shall be used to modify the terms and conditions herein. To the extent any term included in any purchase order, quote or other document between the parties hereto is inconsistent with the terms set forth in this Agreement, this Agreement shall control.

     7.3 Waiver. No waiver by either party of any default shall be effective unless in writing, nor shall any such waiver operate as a waiver of any other default or of the same default on a future occasion.

     7.4 Assignment. This Agreement shall be binding upon and inure to the benefit of the successors or permitted assigns of each of the parties, their subsidiaries, parent or affiliates, and may not be assigned or transferred by either party except to a subsidiary, parent or affiliate without the prior written consent of the other, (i) which consent will not be unreasonably withheld and (ii) which consent shall not be required in the case of a transaction involving the merger, consolidation or sale of substantially all of the assets of the party seeking such assignment or transfer and such transaction relates to the business covered by this Agreement. Any assignments shall not release the original party hereto from their duties and obligations under this Agreement. For the purposes of this Agreement, the terms "subsidiaries," "parent" and "affiliates" shall mean any corporation controlling, controlled by, or under common control with, either of the parties hereto.

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     7.5  Governing Law.  The validity, interpretation and effect of this
Agreement shall be governed by and construed under the laws of the State of California, without regard to conflict of law principles.

     7.6 Severability. In the event that any term or provision of this Agreement shall violate any applicable statute, ordinance or rule of law in any jurisdiction in which it is used, or otherwise be unenforceable, such provision shall be ineffective to the extent of such violation without invalidating any other provision hereof.

     7.7 Headings, Interpretation. The headings used in this Agreement are for convenience only and are not a part of this Agreement.

     7.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same original.

     7.9 Independent Contractors. The relationship of the parties under this Agreement is that of independent contractors, and neither party is an employee, agent, partner or joint venturer of the other.

SIGNATURE PAGE FOLLOWS

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     IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

APICAL INSTRUMENTS, INC.              RITA MEDICAL SYSTEMS, INC.

By: /s/ Bruno Strul                   By: /s/ Ronald Steckel
    ---------------------------           ------------------------------

Print Name: Bruno Strul               Print Name: Ronald Steckel
            -------------------                   ----------------------

Title: President                      Title: Vice President of Operations
       ------------------------              ----------------------------

                                      -6-
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Apical Instruments, Inc.

[LOGO HERE]


February 18, 2000


Mr. Ron Steckel
RITA Medical Systems, Inc.
967 N. Shoreline Blvd.
Mountain View, CA 94043


Dear Ron:

Apical Instruments, Inc. is pleased to provide the following quote:

     Quantity and Price:  [***] RITA Model 1500 RF Generators at [***] each.

     Delivery schedule:   [***].

     Terms:               [***].

     I understand that RITA has a tentative forecast for [***] additional units in the next [***] but no commitment to purchase them at this time. Please do not hesitate to call me if you have any questions.

Sincerely,


Bruno Strul, President



*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.

                            Apical Instruments, Inc.

                             RITA 1500 RF Generator
                                  Price Quote

Terms & Conditions

Payment:              [***]

Pre-Payment           [***]

Quantity                       Lead Time
on IPO                         13 Weeks

[***]                          $   [***]

[***]                          $   [***]

[***]                          $   [***]

[***]                          $   [***]

[***]                          $   [***]

[***]                          $   [***]


*** Material has been omitted pursuant to a request for confidential treatment and such material has been filed separately with the SEC.



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